EXHIBIT 99.2


                     CERTIFICATE OF CHIEF FINANCIAL OFFICER
                                       OF
                        CHESAPEAKE UTILITIES CORPORATION
                      (PURSUANT TO 18 U.S.C. SECTION 1350)

     I, Michael P. McMasters, Vice President, Chief Financial Officer and Treasurer, of Chesapeake Utilities Corporation, certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Chesapeake Utilities Corporation ("Chesapeake") for the quarter ended September 30, 2002, filed with the Securities and Exchange Commission on the date hereof (i) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Chesapeake.


                                   /s/  Michael  P.  McMasters
                                   ---------------------------
                                   Michael  P.  McMasters
                                   November  14,  2002